Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-146524, 333-161210 and 333-147701 on Form S-8 and in Registration Statement No. 333-149564 on Form S-3 of our report dated March 31, 2010 relating to the consolidated financial statements of North Penn Bancorp, Inc. and subsidiary appearing in the Annual Report on Form 10-K of North Penn Bancorp, Inc. for the year ended December 31, 2009.

/s/ J.H. Williams & Co., LLP

Kingston, Pennsylvania
March 31, 2010